UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2013

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

ITEM 3.02 Unregistered Sales of Equity Securities

On November 7, 2013, Chanticleer Holdings, Inc. (the “Company”) closed a private offering, whereby the Company entered into a Subscription Agreement (the “Subscription Agreement”) with three accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 160,000 Units (the “Units”) at a purchase price of $5.00 per Unit (“Unit Price”), closing a $800,000 private placement (the “Private Placement”). The aggregate purchase price we received from the sale of the Units was $800,000. Each Unit consists of (a) one (1) share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (b) one (1) five (5) year warrant to purchase one (1) share of common stock. One half (80,000) of the warrants are available at an initial exercise price of five dollars and fifty cents ($5.50), while the remaining half (80,000) of the warrants are available at an initial exercise price of seven dollars ($7.00) (the “Warrants”).

The Units include registration rights requiring the Company to cause the shares of Common Stock and the shares of Common Stock underlying the Warrants to be included in a registration statement that shall be filed no later than December 31, 2013 and declared effective no later than April 30, 2014.

The Company employed a placement agent for the purpose of the Private Placement, and has paid to the Placement Agent commissions in the total amount of $32,000 and five (5) year warrants subject to the same terms as those issued under the above transaction, convertible into an aggregate of 6,400 shares of common stock.

The Units we agreed to issue in the foregoing transaction and the Securities contained therein were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Units offered and sold in connection with the closing of this Private Placement were in reliance on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) or Rule 506 of Regulation D promulgated thereunder. In connection with this Private Placement, we relied on the Investors’ written representations, including a representation that the Investor is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. The Investors also represented that they were acquiring the Units for investment only and not with a view towards resale or distribution. We requested our stock transfer agent to affix appropriate restrictive legends to the stock certificates issued to the Investors. The Investors were given adequate access to sufficient information about the Company to make an informed investment decision. Neither the Company nor anyone acting on its behalf offered or sold these Units by any form of general solicitation or general advertising.

A copy of the Subscription Agreement and Warrant has been attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K to provide our shareholders and investors with information regarding their terms. It is not intended to provide any other factual information about the Company or any of their respective affiliates or businesses.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1 Form Subscription Agreement

10.2 Form Common Stock Warrant

99.1 Press release dated November 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

Chanticleer Holdings, Inc.

By: /s/ Michael D. Pruitt

Michael D. Pruitt

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.	Form Agreements	Furnished Electronically
99.1	Press Release dated Nov. 13, 2013	Furnished Electronically